MADSEN & ASSOCIATES, CPA'S INC.                                   684 East Vine Street, #3
Certified Public Accountants and Business Consultants                                                                    Murray, Utah 84107
                                                                                                                                                      Telephone: 801-268-2632
                                                                                                                                                      Fax:  801-262-3978

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We have issued our report dated April 27, 2005, accompanying the audited financial statements of United American Corporation (formally Studio Bromont Inc.) at December 31, 2004 and the related statements of operations, stockholders' equity, and cash flows and for the years ended December 31, 2004 and 2003 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form S-8 No. 333-106413.

May 16, 2005                                                                       /s/ Madsen & Associates, CPA's Inc.
                                                                                             Madsen & Associates, CPA's Inc.